Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

U.S. Gold Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1-Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock not subject to outstanding awards	Rule 457(c) and (h)	1,361,086	(2)	$14.94	(3)	$20,334,624.84	$0.00013810	$2,808.21
Fees to Be Paid	Equity	Common Stock subject to outstanding options	Rule 457(h)	449,265	(4)	$6.84	(5)	$3,072,972.60	$0.00013810	$424.38
	Total Offering Amounts					—		$23,407,597.44	—	$3,232.59
	Total Fees Previously Paid									$0.00
	Total Fee Offsets									$0.00
	Net Fee Due									$3,232.59

1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock (the “Shares”) of U.S. Gold Corp. that may be offered and issued to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the 2020 Stock Incentive Plan (the “2020 Plan”), the First Amendment to the 2020 Plan (the “First Amendment”), and the Amended and Restated 2020 Stock Incentive Plan (the “Amended and Restated 2020 Plan,” and collectively with the 2020 Plan and the First Amendment, the “Plan”).

2)	Represents Shares to be issued pursuant to future awards under the Plan.

3)	Calculated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for the Shares reported on the Nasdaq Capital Market LLC on November 7, 2025, which was $14.94 per share.

4)	Represents Shares that may be issued upon the exercise of outstanding options granted under the Plan.

5)	Based on weighted average exercise price of $6.84 of options granted under the Plan outstanding as of November 7, 2025.